Exhibit 99

News Release

Contacts:
Media Robert C. Ferris (973) 455-3388 rob.ferris@honeywell.co	Investor Relation Elena Doom (973) 455-2222 elena.doom@honeywell.com

HONEYWELL REPORTS FULL-YEAR SALES UP 4% TO $39.1 BILLION;

PROFORMA EARNINGS PER SHARE UP 11% TO $4.97 PER SHARE; REPORTED EARNINGS PER SHARE OF $4.92

•	4Q13 – 5% Organic Sales Growth; Proforma EPS $1.24, Up 13%, On Stronger Operations
•	4Q13 Reported EPS $1.19, Includes ($0.05) Pension MTM Related To International Plans
•	$0.16 EPS Gain Funds Proactive Restructuring And Other Actions – Including Friction Sale
•	Reaffirming 2014 Proforma EPS Guidance Of $5.35 - $5.55, Up 8-12%

MORRIS TOWNSHIP, N.J., January 24, 2014 -- Honeywell (NYSE: HON) today announced its results for the fourth quarter and full year 2013:

Total Honeywell
($ Millions, except Earnings Per Share)	FY 2012	FY 2013	Change
Sales	37,665	39,055	4%

Segment Margin	15.6%	16.3%	70 bps
Operating Income Margin[1]	13.6%	14.2%	60 bps

Earnings Per Share (Reported)	$3.69	$4.92	33%
Earnings Per Share (Proforma) [1]	$4.48	$4.97	11%

Cash Flow from Operations	3,517	4,335	23%
Free Cash Flow[2]	3,672	3,808	4%

	4Q 2012	4Q 2013	Change
Sales	9,581	10,387	8%

Segment Margin	15.6%	16.1%	50 bps
Operating Income Margin[1]	13.9%	13.4%	(50) bps

Earnings Per Share (Reported)	$0.32	$1.19	272%
Earnings Per Share (Proforma) [1]	$1.10	$1.24	13%

Cash Flow from Operations	1,349	1,668	24%
Free Cash Flow[2]	1,311	1,402	7%

1. Proforma, V% / bps Exclude Pension Mark-to-Market Adjustment

2. Free Cash Flow (Cash Flow from Operations Less Capital Expenditures) Prior to Any NARCO Trust Establishment Payments, Cash Pension Contributions, and Cash Taxes Relating to the Sale of Available for Sale Investments

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Q4’13 Results - 2

“Honeywell had a very strong fourth quarter, capping off a terrific year across the board with record sales, margins, and earnings,” said Honeywell Chairman and CEO Dave Cote.  “Even in a continued slow-growth environment, our 2013 sales grew 4% and proforma earnings were up 11%, above our guidance, exiting the year with better than expected sales in every business.  We generated strong margin expansion driven by excellent execution, with benefits from continued traction on our key process and productivity initiatives across the portfolio.  We sustained our ‘seed planting’ investments for the future including innovating new products and technologies, expanding geographically. We’ve also proactively funded new repositioning projects by smartly redeploying non-operating gains.  Our short-cycle businesses accelerated as we ended the year and our long-cycle order backlog stood at an impressive $15.5 billion. While we think it’s prudent to remain cautious on the global economy at this time, we’re increasingly confident in our 2014 outlook based on the momentum from the fourth quarter. And, the benefits from smart gain deployment actions position the Company for strong earnings growth and outperformance over the next 5 years.”

The company is also reaffirming its full-year 2014 guidance:

Full-Year Guidance
	2014	Change
	Current Guidance	vs. 2013
Sales	$40.3 - $40.7B	3% - 4%

Segment Margin	16.6% - 16.9%	30 - 60 bps[3]
Operating Income Margin[1]	15.2% - 15.5%	100 - 130 bps

Earnings Per Share[1]	$5.35 - $5.55	8% - 12%

Free Cash Flow[2]	$3.8 - $4.0B	~Flat - 5%

1.	Proforma, V% / bps Exclude Pension Mark-to-Market Adjustment
2.	Free Cash Flow (Cash Flow from Operations Less Capital Expenditures) Prior to Any NARCO Trust Establishment Payments, Cash Pension Contributions, and Cash Taxes Relating to the Sale of Available for Sale Investments
3.	Segment Margin ex-M&A up 50 - 80 bps

Segment Performance

Aerospace
($ Millions)	FY 2012	FY 2013	% Change
Sales	12,040	11,980	~Flat
Segment Profit	2,279	2,372	4%
Segment Margin	18.9%	19.8%	90 bps

($ Millions)	4Q 2012	4Q 2013	% Change
Sales	3,020	3,099	3%
Segment Profit	601	636	6%
Segment Margin	19.9%	20.5%	60 bps

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Q4’13 Results - 3

•	Sales were up 3% compared with the fourth quarter of 2012 driven by 3% Commercial growth and a 2% increase in Defense and Space. Commercial original equipment (OE) sales were approximately flat driven by continued strong OE build rates and favorable platform mix offset by higher payments due to BGA OEM customers. Commercial aftermarket sales were up 5% driven by higher airline spares and strong BGA RMU (Repairs, Modifications, and Upgrades) sales. Defense and Space sales increased 2% driven by a royalty gain and international strength offsetting planned program ramp downs.
•	Segment profit was up 6%, and segment margins expanded 60 bps to 20.5%, primarily due to productivity net of inflation, and commercial excellence, partially offset by investments for growth. BGA OEM payments were offset by a royalty gain in Defense and Space.

Automation and Control Solutions
($ Millions)	FY 2012	FY 2013	% Change
Sales	15,880	16,556	4%
Segment Profit	2,232	2,437	9%
Segment Margin	14.1%	14.7%	60 bps

($ Millions)	4Q 2012	4Q 2013	% Change
Sales	4,172	4,576	10%
Segment Profit	645	698	8%
Segment Margin	15.5%	15.3%	(20) bps

•	Sales were up 10% reported, up 4% organic, compared with the fourth quarter of 2012, primarily driven by the favorable impact of acquisitions, growth in Energy, Safety, and Security due to strong residential end markets, new product introductions, and strength in the Americas Distribution business.
•	Segment profit was up 8% and segment margins were down (20) bps to 15.3% driven by the dilutive impact of acquisitions, higher Building Solutions and Distribution sales, and continued investments for growth partially offset by volume and productivity net of inflation, including benefits from prior period repositioning.

Performance Materials and Technologies
($ Millions)	FY 2012	FY 2013	% Change
Sales	6,184	6,764	9%
Segment Profit	1,154	1,271	10%
Segment Margin	18.7%	18.8%	10 bps

($ Millions)	4Q 2012	4Q 2013	% Change
Sales	1,545	1,734	12%
Segment Profit	210	272	30%
Segment Margin	13.6%	15.7%	210 bps

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Q4’13 Results - 4

•	Sales were up 12% reported, 9% organic, compared with the fourth quarter of 2012, driven by the favorable impact of the Thomas Russell acquisition, increased UOP catalyst and gas processing volume, and improved production volumes in Advanced Materials.
•	Segment profit was up 30% and segment margins expanded 210 bps to 15.7% in the fourth quarter primarily due to strong volume and productivity, partially offset by continued investments for growth.

Transportation Systems
($ Millions)	FY 2012	FY 2013	% Change
Sales	3,561	3,755	5%
Segment Profit	432	498	15%
Segment Margin	12.1%	13.3%	120 bps

($ Millions)	4Q 2012	4Q 2013	% Change
Sales	844	978	16%
Segment Profit	94	133	41%
Segment Margin	11.1%	13.6%	250 bps

•	Sales were up 16% reported, 15% organic, compared with the fourth quarter of 2012, driven by continued growth from new platform launches, higher global turbo gas penetration and light vehicle production, and an uptick in China commercial vehicle demand.
•	Segment profit was up 41% in the fourth quarter and segment margins expanded 250 bps to 13.6% primarily driven by strong Turbo material productivity and volume leverage, and operational improvements in Friction Materials.

Honeywell will discuss its results during its investor conference call today starting at 9:00 a.m. EST. To participate on the conference call, please dial (800) 862-9098 (domestic) or (785) 424-1051 (international) a few minutes before the 9:00 a.m. EST start. Please mention to the operator that you are dialing in for Honeywell’s fourth quarter 2013 earnings call or provide the conference code, HONQ413. You can hear a replay of the conference call from 12:00 p.m. EST, January 24, until 11:59 p.m. EST, January 31, by dialing (800) 283-4799 (domestic) or (402) 220-0860 (international).

A real-time audio webcast of the presentation can be accessed at http://www.honeywell.com/investor, where related materials will be posted prior to the presentation. The presentation materials will be in Adobe Acrobat format. A replay of the webcast will be available following the presentation at the same link listed above for 30 days.

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; automotive products; turbochargers; and performance materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, and Chicago Stock Exchanges. For more news and information on Honeywell, please visit www.honeywellnow.com.

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Q4’13 Results - 5

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

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Q4’13 Results - 6

Honeywell International Inc.

Consolidated Statement of Operations (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Product sales	$8,303	$7,628	$31,214	$29,812
Service sales	2,084	1,953	7,841	7,853
Net sales	10,387	9,581	39,055	37,665

Costs, expenses and other
Cost of products sold (A)	6,278	6,302	23,317	22,929
Cost of services sold (A)	1,334	1,379	5,047	5,362
	7,612	7,681	28,364	28,291
Selling, general and administrative expenses (A)	1,438	1,523	5,190	5,218
Other (income) expense	(185)	(16)	(238)	(70)
Interest and other financial charges	83	87	327	351
	8,948	9,275	33,643	33,790

Income before taxes	1,439	306	5,412	3,875
Tax expense	475	51	1,450	944

Net income	964	255	3,962	2,931

Less: Net income attributable to the noncontrolling interest	17	4	38	5

Net income attributable to Honeywell	$947	$251	$3,924	$2,926

Earnings per share of common stock - basic	$1.20	$0.32	$4.99	$3.74

Earnings per share of common stock - assuming dilution	$1.19	$0.32	$4.92	$3.69

Weighted average number of shares outstanding - basic	785.9	787.2	786.4	782.4

Weighted average number of shares outstanding - assuming dilution	797.0	796.4	797.3	791.9

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other postretirement (income) expense, and stock compensation expense.

(B) Below is a reconciliation of Earnings per share to Earnings per share, excluding mark-to-market pension expense. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013[1]	2012[1]	2013[1]	2012[1]
Earnings per share of common stock - assuming dilution	$1.19	$0.32	$4.92	$3.69
Mark-to-market pension expense	0.05	0.78	0.05	0.79

Earnings per share of common stock - assuming dilution, excluding mark-to-market pension expense	$1.24	$1.10	$4.97	$4.48

1- EPS utilizes weighted average shares outstanding and the effective tax rate for the period. Mark-to-market uses a blended tax rate of 25.5% and 35.0% for 2013 and 2012, respectively.

Q4’13 Results - 7

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Net Sales	2013	2012	2013	2012

Aerospace	$3,099	$3,020	$11,980	$12,040

Automation and Control Solutions	4,576	4,172	16,556	15,880

Performance Materials and Technologies	1,734	1,545	6,764	6,184

Transportation Systems	978	844	3,755	3,561

Total	$10,387	$9,581	$39,055	$37,665

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Segment Profit	2013	2012	2013	2012

Aerospace	$636	$601	$2,372	$2,279

Automation and Control Solutions	698	645	2,437	2,232

Performance Materials and Technologies	272	210	1,271	1,154

Transportation Systems	133	94	498	432

Corporate	(70)	(54)	(227)	(218)

Total segment profit	1,669	1,496	6,351	5,879

Other income (expense) (A)	180	7	202	25
Interest and other financial charges	(83)	(87)	(327)	(351)
Stock compensation expense (B)	(41)	(39)	(170)	(170)
Pension ongoing income (expense) (B)	22	(7)	90	(36)
Pension mark-to-market expense (B)	(51)	(957)	(51)	(957)
Other postretirement expense (B)	(13)	(20)	(20)	(72)
Repositioning and other charges (B)	(244)	(87)	(663)	(443)

Income before taxes	$1,439	$306	$5,412	$3,875

(A)	Equity income (loss) of affiliated companies is included in segment profit.
(B)	Amounts included in cost of products and services sold and selling, general and administrative expenses.

Q4’13 Results - 8

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	December 31, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$6,422	$4,634
Accounts, notes and other receivables	7,929	7,429
Inventories	4,293	4,235
Deferred income taxes	849	669
Investments and other current assets	1,671	631
Total current assets	21,164	17,598

Investments and long-term receivables	393	623
Property, plant and equipment - net	5,278	5,001
Goodwill	13,046	12,425
Other intangible assets - net	2,514	2,449
Insurance recoveries for asbestos related liabilities	595	663
Deferred income taxes	368	1,889
Other assets	2,077	1,205

Total assets	$45,435	$41,853

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$5,174	$4,736
Short-term borrowings	97	76
Commercial paper	1,299	400
Current maturities of long-term debt	632	625
Accrued liabilities	7,016	7,208
Total current liabilities	14,218	13,045

Long-term debt	6,801	6,395
Deferred income taxes	804	628
Postretirement benefit obligations other than pensions	982	1,365
Asbestos related liabilities	1,150	1,292
Other liabilities	3,734	5,913
Redeemable noncontrolling interest	167	150
Shareowners’ equity	17,579	13,065

Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$45,435	$41,853

Q4’13 Results - 9

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income	$964	$255	$3,962	$2,931
Less: Net income attributable to the noncontrolling interest	17	4	38	5
Net income attributable to Honeywell	947	251	3,924	2,926
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation and amortization	249	245	989	926
Loss (Gain) on sale of non-strategic businesses and assets	20	(2)	20	(5)
Gain on sale of available for sale investments	(195)	—	(195)	—
Repositioning and other charges	244	87	663	443
Net payments for repositioning and other charges	(246)	(151)	(763)	(503)
Pension and other postretirement expense (income)	42	984	(19)	1,065
Pension and other postretirement benefit payments	(45)	(295)	(298)	(1,183)
Stock compensation expense	41	39	170	170
Deferred income taxes	5	(235)	262	84
Excess tax benefits from share based payment arrangements	(31)	(28)	(132)	(56)
Other	273	69	308	108
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts, notes and other receivables	17	41	(365)	(119)
Inventories	135	78	41	25
Other current assets	(393)	(1)	(421)	(78)
Accounts payable	384	207	352	(13)
Accrued liabilities	221	60	(201)	(273)
Net cash provided by operating activities	1,668	1,349	4,335	3,517

Cash flows from investing activities:
Expenditures for property, plant and equipment	(400)	(298)	(947)	(884)
Proceeds from disposals of property, plant and equipment	8	3	15	5
Increase in investments	(517)	(220)	(1,220)	(702)
Decrease in investments	474	272	1,122	559
Cash paid for acquisitions, net of cash acquired	(70)	(376)	(1,133)	(438)
Proceeds from sales of businesses, net of fees paid	3	3	3	21
Other	97	53	201	11
Net cash used for investing activities	(405)	(563)	(1,959)	(1,428)

Cash flows from financing activities:
Net (decrease) increase in commercial paper	(800)	(499)	899	(199)
Net increase in short-term borrowings	13	3	31	22
Proceeds from issuance of common stock	85	163	447	342
Proceeds from issuance of long-term debt	1,036	16	1,063	102
Payments of long-term debt	(3)	(1)	(607)	(1)
Excess tax benefits from share based payment arrangements	31	28	132	56
Repurchases of common stock	(304)	(317)	(1,073)	(317)
Cash dividends paid	(358)	(331)	(1,353)	(1,211)
Other	—	—	28	—
Net cash used for financing activities	(300)	(938)	(433)	(1,206)

Effect of foreign exchange rate changes on cash and cash equivalents	(40)	26	(155)	53
Net increase (decrease) in cash and cash equivalents	923	(126)	1,788	936
Cash and cash equivalents at beginning of period	5,499	4,760	4,634	3,698
Cash and cash equivalents at end of period	$6,422	$4,634	$6,422	$4,634

Q4’13 Results - 10

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Cash provided by operating activities	$1,668	$1,349	$4,335	$3,517
Expenditures for property, plant and equipment	(400)	(298)	(947)	(884)
	$1,268	$1,051	$3,388	$2,633

Cash pension contributions	5	260	156	1,039
NARCO Trust establishment payments	29	—	164	—
Cash taxes relating to the sale of available for sale investments	100	—	100	—
Free cash flow	$1,402	$1,311	$3,808	$3,672

We define free cash flow as cash provided by operating activities, less cash expenditures for property, plant and equipment, cash pension contributions, NARCO Trust establishment payments and cash taxes relating to the sale of available for sale investments.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Q4’13 Results - 11

Honeywell International Inc.
Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income
Margins Excluding Pension Mark-to-Market Adjustment (Unaudited)

(Dollars in millions)

	Three Months Ended
	December 31,
	2013	2012

Segment Profit	$1,669	$1,496

Stock compensation expense (A)	(41)	(39)
Repositioning and other (A, B)	(249)	(96)
Pension ongoing income (expense) (A)	22	(7)
Pension mark-to-market adjustment (A)	(51)	(957)
Other postretirement expense (A)	(13)	(20)

Operating Income	$1,337	$377
Pension mark-to-market adjustment (A)	$(51)	$(957)
Operating Income excluding pension mark-to-market adjustment	$1,388	$1,334

Segment Profit	$1,669	$1,496
÷ Sales	$10,387	$9,581
Segment Profit Margin %	16.1%	15.6%

Operating Income	$1,337	$377
÷ Sales	$10,387	$9,581
Operating Income Margin %	12.9%	3.9%

Operating Income excluding pension mark-to-market adjustment	$1,388	$1,334
÷ Sales	$10,387	$9,581
Operating Income Margin excluding pension mark-to-market adjustment %	13.4%	13.9%

(A)	Included in cost of products and services sold and selling, general and administrative expenses.
(B)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q4’13 Results - 12

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income Excluding Pension Mark-to-Market Adjustment and

Calculation of Segment Profit and Operating Income Margins Excluding Pension Mark-to-Market Adjustment (Unaudited)

(Dollars in millions)

Twelve Months Ended
December 31,
2013

Segment Profit	$6,351

Stock compensation expense (A)	(170)
Repositioning and other (A, B)	(699)
Pension ongoing expense (A)	90
Pension mark-to-market adjustment (A)	(51)
Other postretirement expense (A)	(20)

Operating Income	$5,501
Pension mark-to-market adjustment (A)	$(51)
Operating Income excluding pension mark-to-market adjustment	$5,552

Segment Profit	$6,351
÷ Sales	$39,055
Segment Profit Margin %	16.3%

Operating Income	$5,501
÷ Sales	$39,055
Operating Income Margin %	14.1%

Operating Income excluding pension mark-to-market adjustment	$5,552
÷ Sales	$39,055
Operating Income Margin excluding pension mark-to-market adjustment %	14.2%

(A)	Included in cost of products and services sold and selling, general and administrative expenses.
(B)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q4’13 Results - 13

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income Excluding Pension Mark-to-Market Adjustment and

Calculation of Segment Profit and Operating Income Margins Excluding Pension Mark-to-Market Adjustment (Unaudited)

(Dollars in millions)

Twelve Months Ended
December 31,
2012

Segment Profit	$5,879

Stock compensation expense (A)	(170)
Repositioning and other (A, B)	(488)
Pension ongoing expense (A)	(36)
Pension mark-to-market adjustment (A)	(957)
Other postretirement expense (A)	(72)

Operating Income	$4,156
Pension mark-to-market adjustment (A)	$(957)
Operating Income excluding pension mark-to-market adjustment	$5,113

Segment Profit	$5,879
÷ Sales	$37,665
Segment Profit Margin %	15.6%

Operating Income	$4,156
÷ Sales	$37,665
Operating Income Margin %	11.0%

Operating Income excluding pension mark-to-market adjustment	$5,113
÷ Sales	$37,665
Operating Income Margin excluding pension mark-to-market adjustment %	13.6%

(A)	Included in cost of products and services sold and selling, general and administrative expenses.
(B)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q4’13 Results - 14

Honeywell International Inc.

EPS Impact of Gain on Sale of Available for Sale Investments (Unaudited)

(Dollars in millions, except per share amounts)

Three Months Ended
December 31,
2013

Gain on sale of available for sale investments	$195

Taxes at 34.9%	68

After tax gain on sale of available for sale investments	$127

EPS impact of gain on sale of available for sale investments(1)	$0.16

(1)	Utilizes weighted average shares of 797.0 million.